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                           KEYSTONE BALANCED FUND II
       PROXY FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 30, 1997



     The undersigned, revoking all Proxies heretofore given, hereby appoints Dorothy E. Bourassa, Terrence J. Cullen, and Martin J. Wolin or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Keystone Balanced Fund II that the undersigned is entitled to vote at the special meeting of shareholders of Keystone Balanced Fund II to be held at 3:00 p.m. on Monday, June 30, 1997, at the offices of Keystone Investment Management Company, 26th Floor, 200 Berkeley Street, Boston, Massachusetts 02116 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present, as follows:


     To approve an Agreement and Plan of Reorganization whereby Evergreen Foundation Fund will (i) acquire all of the assets of Keystone Balanced Fund II in exchange for Shares of Evergreen Foundation Fund, and (ii) assume certain stated liabilities of Keystone Balanced Fund II, substantially as described in the accompanying Prospectus/Proxy Statement.

[ ]  FOR                   [ ]  AGAINST                  [ ]  ABSTAIN


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     PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF KEYSTONE BALANCED
FUND II.
     THE BOARD OF TRUSTEES OF KEYSTONE BALANCED FUND II RECOMMENDS A VOTE FOR THE PROPOSAL.

     THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

     THE PROXIES ARE AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                                              NOTE: PLEASE SIGN EXACTLY AS YOUR
                                              NAME(S) APPEAR ON THIS CARD.
                                              Dated:                 , 199
                                              Signature(s):

                                              Signature (of joint owner,
                                              if any):

                                              NOTE: When signing as attorney,
                                              executor, administrator, trustee,
                                              guardian, or as custodian for a
                                              minor, please sign your name and
                                              give your full title as such. If
                                              signing on behalf of a
                                              corporation, please sign full
                                              corporate name and your name and
                                              indicate your title. If you are a
                                              partner signing for a partnership,
                                              please sign the partnership name
                                              and your name. Joint owners should
                                              each sign this proxy. Please sign,
                                              date and return.